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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): February 11, 2002


                                 iVillage Inc.
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             (Exact name of Registrant as specified in its charter)


     DELAWARE                          000-25469                 13-3845162
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)



500-512 Seventh Avenue, New York, New York                        10018
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(Address of principal executive offices)                          (Zip code)


Registrant's telephone number, including area code:  (212) 600-6000


                                      N/A
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         (Former name or former address, if changed since last report)




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Item 5.   Other Events.

         On February 12, 2002, iVillage Inc. ("iVillage") issued a press release announcing that it has entered into a definitive Agreement and Plan of Merger dated as of February 11, 2002, by and among iVillage, Virgil Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of iVillage, and Promotions.com, Inc. ("Promotions.com"), pursuant to which iVillage has agreed to acquire Promotions.com through an exchange offer and merger transaction for an aggregate value of approximately $13.3 million. Under the terms of the merger agreement, Promotions.com stockholders will receive a combination of iVillage common shares and cash. iVillage will issue an aggregate of approximately $3.5 million in common stock and approximately $9.8 million in cash, which represents a distribution of all cash less accrued liabilities and other reserves of Promotions.com. Accordingly, the net cost of the acquisition to iVillage is expected to be $3.5 million in stock plus transaction fees and expenses. The total consideration represents a price per share of Promotions.com common stock of approximately $0.87.

         Under the terms of the merger agreement, Virgil Acquisition Corp., a wholly-owned subsidiary of iVillage, will commence an exchange offer to acquire all outstanding Promotions.com shares. The exchange offer will be followed by a merger to complete the transaction for the same consideration for all shares not tendered through the exchange offer. The exchange offer will be subject to customary closing conditions, including the tender of at least a majority of Promotions.com's shares and no material adverse change to iVillage or Promotions.com. A copy of the merger agreement is attached hereto as Exhibit 2.1.

         In connection with the merger agreement, each of Steven Krein, Daniel Feldman, Ian J. Berg, Dirk Hall and Travelers Insurance, Inc. have entered into a stockholders agreement (each a "Stockholders Agreement" and, collectively, the "Stockholders Agreements") with iVillage and Virgil Acquisition Corp. pursuant to which, among other things, each such stockholder has agreed to tender in the exchange offer all shares of Promotions.com's common stock to which it is entitled to tender and to vote in favor of the merger all shares of Promotions.com's common stock to which it is entitled to vote. A copy of each of the forms of Stockholders Agreements is attached hereto as Exhibits 99.1 and 99.2.

         A registration statement relating to the shares of iVillage's common stock to be issued in connection with the exchange offer and the merger has not yet been filed with the Securities and Exchange Commission. The shares of iVillage's common stock to be issued in connection with the offer and the merger may not be offered, nor may offers to acquire such shares be accepted, prior to the time such registration statement becomes effective.

         The foregoing summary description of the merger agreement and forms of Stockholders Agreements do not purport to be complete and are qualified in their entirety by reference to the merger agreement attached hereto as Exhibit 2.1, and the forms of Stockholders Agreements attached hereto as Exhibits 99.1 and 99.2.


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         This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to purchase any shares of iVillage's common stock or any other security, and shall not constitute the solicitation of the tender of any shares of Promotions.com's common stock.

         A copy of iVillage's press release is attached as Exhibit 99.3 hereto and is incorporated by reference into this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.
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                  Not applicable.

         (b)      Pro Forma Financial Information.
                  -------------------------------

                  Not applicable.

         (c)      Exhibits.
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                  2.1      Agreement and Plan of Merger dated as of February 11,
                           2002, among iVillage, Virgil Acquisition Corp. and Promotions.com, Inc.

                  99.1 Form of Stockholders Agreement between iVillage, Virgil Acquisition Corp. and each of Steven Krein, Daniel Feldman, Dirk Hall and Travelers Insurance, Inc. dated as of February 11, 2002.

                  99.2 Stockholders Agreement between iVillage, Virgil Acquisition Corp. and Ian Berg dated as of February 11, 2002.

                  99.3 Press Release dated February 12, 2002 regarding iVillage's announcement of its proposed acquisition of Promotions.com, Inc.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          iVILLAGE INC.
                                          (Registrant)



Date:  February 15, 2002            By:  /s/ Steven A. Elkes
                                         --------------------------------------
                                          Steven A. Elkes
                                          Executive Vice President--Operations
                                          and Business Affairs


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                                  EXHIBIT INDEX


Exhibit
Number            Description

2.1 Agreement and Plan of Merger dated as of February 11, 2002, among iVillage, Virgil Acquisition Corp. and Promotions.com, Inc.

99.1 Form of Stockholders Agreement between iVillage, Virgil Acquisition Corp. and each of Steven Krein, Daniel Feldman, Dirk Hall and Travelers Insurance, Inc. dated as of February 11, 2002.

99.2 Stockholders Agreement between iVillage, Virgil Acquisition Corp. and Ian Berg dated as of February 11, 2002.

99.3 Press Release dated February 12, 2002 regarding iVillage's announcement of its proposed acquisition of Promotions.com, Inc.